SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2007

AVICI SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

101 Billerica Avenue, North Billerica, MA 01862

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 964-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(e)	Amendment to Executive Incentive Plan

On January 29, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Avici Systems Inc. (the “Company”) approved an extension of the Company’s previously established Executive Incentive Plan (the “Plan”), and established new parameters for certain cash based awards that may be earned under the Plan by named executive officers and other management and senior personnel of the Company. Pursuant to the Plan, William J. Leighton, the Chief Executive Officer, and William J. Stuart, the Chief Financial Officer are each eligible for an annual target award of 50% of his annualized base salary, and T.S. Ramesh, Vice President of Finance, is eligible for an annual target award of 35% of his annualized base salary. Actual awards may be earned in greater or lesser percentages based on levels of achievement of specified Company and/or individual performance targets as established by the Committee for each award period in the fiscal year. The foregoing description is a summary only and amends the plan previously filed as Exhibit 10.1 to the Form 8-K filed on March 15, 2006.

(e)	Salary Arrangements

On January 29, 2007, the Committee also approved an increase in the annual base salary rate for T.S. Ramesh from $165,000 to $183,000 annual base salary per year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICI SYSTEMS INC.

Date: February 1, 2006

By:   /s/    William J. Stuart

        William J. Stuart,

        Chief Financial Officer and Secretary